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                                                                     EXHIBIT 99

                 Science Applications International Corporation

SAICNEWS

FOR IMMEDIATE RELEASE
Contact: Jane Van Ryan, SAIC
         202/628-0304

         Barbara McClurken, Bellcore
         201/829-2164

REPRESENTATIVES FROM SAIC, BELLCORE, AND THE BELLCORE BOARD OF DIRECTORS WILL HOLD AN AUDIO PRESS CONFERENCE TO ADDRESS QUESTIONS FROM THE MEDIA ABOUT THE FOLLOWING MAJOR ANNOUNCEMENT AT 1:00 P.M. EST TODAY, NOVEMBER 21. TO JOIN IN, CALL 908-336-6000. THE PIN NUMBER IS 2355.

                            SAIC TO ACQUIRE BELLCORE

        (SAN DIEGO, CA) November 21, 1996 - Science Applications International Corporation (SAIC) announced today that it has agreed to purchase Bell Communications Research, Inc. (Bellcore), a leading global provider of communications software, engineering, and consulting services. Bellcore currently is owned by the Regional Bell Operating Companies (RBOCs) which include Ameritech, Bell Atlantic, Bell South, NYNEX, Pacific Telesis Group, SBC Communications, and US WEST or their affiliates. The transaction is expected to be finalized in late 1997 after Bellcore's owners obtain the requisite regulatory approvals.

        Bellcore's Board of Directors announced early last year that Bellcore's owners were considering selling the company as a result of changing developments in the telecommunications industry and the owners' diverging strategies and business plans.

        "Bellcore and SAIC are well positioned for the future," said SAIC Chairman and CEO Dr. J. Robert Beyster. "We envision serving new markets where our two companies can combine their considerable skills. These include large software projects, advanced network designs, secure networks, Internet technologies, wireless communications, and other advances in telecommunications software systems and technology."

        According to Martin Kaplan, executive vice president of Pacific Bell and spokesman for the Bellcore Board, "During the 13 years that we have owned Bellcore, we and our customers have benefited significantly from its in-depth understanding of emerging
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networks and technologies. Our companies look forward to continuing to do business with Bellcore as it embarks on the next stage of its successful evolution as a fully commercialized company."

        Kaplan added that to support their commitment to national security and emergency preparedness the RBOCs will be forming the National Telecommunications Alliance (NTA) which will be headed by Larry Schumann.

        "Bellcore looks forward to joining SAIC, a company that, like Bellcore, symbolizes technical excellence and customer focus," said Bellcore President and CEO George Heilmeier. "We will work together to meet the needs of our current customers, generate growth, and improve competitiveness."

        "This acquisition expands the opportunities available to both SAIC and Bellcore," Beyster added. "Together, we will have the capabilities and resources not only to continue to support our current customers but also to make our expertise available to other information and telecommunications customers. Upon closing, the combined SAIC and Bellcore staff of more than 28,000 science, engineering, software, and administrative professionals will be a powerful force in serving this vast international marketplace.

        Bellcore, which was formed in 1984 as a research and engineering company supporting its seven owners, has evolved over the past decade to become a leading provider of communications software, engineering and consulting services. Headquartered in Morristown, New Jersey, it has sales offices in the United States, Canada, Mexico, Australia, and the Philippines, and in the cities of London, Hong Kong, Tokyo, and Sao Paulo. Bellcore has 5,600 employees and annual revenues exceeding $1 billion.

        Employee-owned SAIC provides high technology products and services to government and private industry in the areas of information technology, systems integration, national security, energy, transportation, telecommunications, health care and environmental science and engineering. With annual revenues exceeding $2.2 billion, SAIC and its subsidiaries have 22,000 employees in more than 475 locations worldwide.

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        Information about Bellcore and SAIC is attached and also is available on the World Wide Web. Information about SAIC and its acquisition of Bellcore can be found at www.saic.com. Bellcore has established a special web site "page" devoted to the sale at www.bellcore.com. To access the special page, select the "Bellcore Sale Announced" icon on the initial screen.